Exhibit 10.4

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the “Agreement” ) is made by and between Avanex Corporation (the “Company” ) and Paul Jiang (“Employee”).

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company on February 4, 1998 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into a stock option agreement, dated November 5, 2001, granting Employee an option (the “Option”) to purchase shares of the Company’s common stock, subject to the terms and conditions of the Company’s 1998 Stock Plan and the stock option agreement, including any amendments thereto (the “Stock Option Agreement”);

WHEREAS, the Company and Employee have entered into a restricted stock purchase agreement dated November 26, 1999, pursuant to which Employee was granted shares of restricted Company common stock subject to the terms and conditions of the Company’s 1998 Stock Plan and the restricted stock purchase agreement, including any amendments thereto (the “Restricted Stock Purchase Agreement” and further subject to the Company’s Repurchase Option, as set forth in the Restricted Stock Purchase Agreement;

WHEREAS, Employee’s employment was terminated on October 7, 2002, (the “Termination Date”); and

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (jointly referred to as “the Parties”) hereby agree as follows:

1. Consideration.

(a)
Severance Payment. In consideration for the execution by Employee of this Agreement no sooner than November 21, 2002 and no later than December 18, 2002, the Company agrees to pay Employee the following consideration:

(1)	within ten (10) days of the execution of this Agreement by Employee, the sum of Ninety-Four Thousand Dollars and No Cents ($94,000.00); and

(2)
the sum of Eleven Thousand and Seven Hundred Fifty Dollars and No Cents ($11,750.00) per month, less applicable withholding, paid monthly in arrears, for the period of twelve (12) months OR until Employee secures other employment with a passive or active optical company, OR until Employee becomes a paid consultant for a passive or active optical company other than the Company (irrespective of the means of compensation), whichever occurs first. Employee agrees to notify the Company immediately upon either securing new employment or accepting a position as a paid consultant with a passive or active optical company other than the Company (irrespective of the means of compensation). If Employee fails to inform the Company of the new employment or consultant relationship and the Company continues to pay Employee under this section, the Company reserves the right to seek reimbursement of such payments from Employee.

The first installment payment under this subsection (2) will be made by the Company on the first regular pay date following the Effective Date of this Agreement, as defined below, but in no event sooner than December 3, 2002 or later than December 18, 2002. The Company, in its sole discretion, reserves the right to discontinue these payments if Employee secures other employment with a passive or active optical company OR becomes a paid consultant for a passive or active optical company other than the Company (irrespective of the means of compensation).

(b) Employer COBRA Payment. If Employee elects to continue his group health insurance coverage pursuant to COBRA after the Termination Date, Employee must continue to pay that portion of the premium for his group health insurance coverage that he was required to pay as an active employee before the termination of his employment. However, the Company agrees to pay for the remaining portion of COBRA coverage (excluding Employee’s portion) for a period of twelve (12) months beginning the first day of the new month after the Termination Date, OR until Employee has secured employment with or becomes a paid consultant (irrespective of the means of compensation) to a passive or active optical company other than the Company through which Employee obtains group health insurance coverage entitling the Company to discontinue COBRA benefits, whichever occurs first, provided Employee timely elects and pays his portion of COBRA coverage.

(c) Restricted Stock. Within ninety (90) days after the termination of Employee’s employment, the Company shall repurchase Employee’s then unvested shares of restricted stock granted on November 26, 1999 (the “Restricted Stock”). The price to be paid by the Company for such shares (the “Repurchase Price” ) shall be $2.67 per share (the exercise price per share, as adjusted). The Parties agree that the Repurchase Price (1) shall first be applied to the repayment of the total unpaid principal balance and interest accrued as of the date of repayment of Employee’s promissory to relating to the Restricted Stock, and (2) any remaining balance of the Repurchase Price shall then be paid to Employee.

(d) Severance Plan. Employee shall be a participant in the Avanex Corporation Severance Plan (the “Severance Plan”). In that regard, this Agreement shall constitute a “Supplement” (as defined in the Severance Plan) and the benefits and payments payable under the Severance Plan shall be limited to the payments and benefits set forth in this Agreement. The releases provided in this Agreement fully satisfy the provision at Section 5.1.3 of the Severance Plan requiring the execution of a waiver and release of certain described claims.

(e) Characterization of Termination. The Company shall process the termination of Employee’s employment as the result of a layoff, and shall represent that Employee was laid off from his employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information.

2. Stock. Employee agrees that as of October 7, 2002, (1) he had not vested in any shares subject to the Option, and (2) 106,250 shares of the Company’s common stock shall have been released from the Company’s Repurchase Option under the Restricted Stock Purchase Agreement. The Repurchase Option shall continue to exist with respect to the remaining 43,750 shares purchased by the Employee. Employee shall not be entitled to additional investment with respect to the Option after termination of his employment and no further shares shall be released from the Company’s Repurchase Option under the Restricted Stock Purchase Agreement after the Termination Date. The terms of Employee’s Option and Restricted Stock shall continue to be subject to all other terms of the Company’s 1998 Stock Plan, the Stock Option Agreement and the Restricted Stock Purchase Agreement.

3. Benefits. Employee’s health insurance benefits with the Company shall cease on October 31, 2002, subject to Employee’s right to continue his health insurance under COBRA. All other benefits and incidents of employment shall cease on the Termination Date.

4. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued PTO, interest, outplacement costs, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Employee as of the Effective Date of this Agreement. Employee acknowledges represents that Company will have paid all severance pay and benefits due to Employee once the benefits outlined in paragraph 1(a) through (c) have been provided to Employee.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and it current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising out of Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the California Fair Employment and Housing Act and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

Except for those obligations created by or arising out of this Agreement, the Company, on behalf of itself and its officers, directors, shareholders and employees, hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Employee from and with respect to any and all claims, agreements, obligations, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Employee’s employment or termination from the Company, or any other occurrences, actions, omissions or claims whatever, known or unknown, suspected or unsuspected, which the Company now owns or holds or has at any time heretofore owned or held as against Employee.

The foregoing releases do not abrogate either party’s rights or obligations under applicable law to defend or indemnify the other party against a claim filed by a third party.

The parties acknowledge and agree that any breach of any provision of this Agreement or the Confidentiality Agreement shall constitute a material breach of this Agreement.

The parties agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released, to the maximum extent provided by law. These releases do not extend to any obligations incurred under this Agreement.

6. Civil Code Section 1542. Each party represents that he or it is not aware of a claim by him or it other than the claims that are released by this Agreement. Each party acknowledges that he or it has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party, being aware of said code section, agrees to expressly waive any rights he or it may have thereunder, as well as under any other statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Each party represents that he or it has no lawsuits, claims, or actions pending in his or its name, or on behalf of any other person or entity, against each other or any of the Releasees. Each party also represents that he or it does not intend to bring any claims on his or its own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company.

9. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Severance Information”). Except as required by law, Employee may disclose Severance Information only to his immediate family members, a Court in any proceedings to enforce the terms of this Agreement, Employee’s legal counsel, his accountant and any professional tax advisor to the extent that they need to know the Severance Information in order to provide advice on tax treatment or to prepare tax returns, and must inform any such third party of the confidential nature of the Severance Information. Employee agrees that he will not publicize, directly or indirectly, any Severance Information. Employee states that he has not disclosed the terms of this Agreement, or of earlier negotiation drafts of this Agreement, to anyone except such persons as authorized under this Paragraph and Jessy Chao.

For its part, the Company will maintain the confidentiality of the terms of this Agreement by disclosing its terms only to those who have a legitimate business-related need to know, including the Company’s legal and financial advisers.

10. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee as a result of his employment with the Company or otherwise belonging to the Company.

11. No Cooperation. Employee agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

Company agrees that it will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Employee, unless under a subpoena or other court order to do so. Company agrees both to immediately notify the Employee upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Employee. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Employee, Company shall state no more than that it cannot provide counsel or assistance.

12. Nonsolicitation. From the date of this Agreement until 12 months after the execution of this Agreement by Employee (the “Restricted Period”), Employee will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Employee will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere tortiously on an intentional basis with any person who is or during the period of Employee’s employment by the Company was a partner, supplier, customer or client of the Company or its affiliates. During the Restricted Period, Employee agrees not to seek or accept employment with a passive or active optical company without the Company’s prior written consent.

13. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that he shall direct all inquiries by potential future employers to the Vice President of Human Resources. Company agrees that it, its officers and directors will refrain from any defamation, libel or slander of Employee, and any tortious interference with the contracts, relationships and prospective economic advantage of Employee, for as long as such officers and directors are employed by the

Company. The Company’s obligations under this Paragraph with respect to its officers and directors will continue for such period of time as the directors and officers remain employed by or affiliated with the Company.

14. No Admission of Liability. The parties acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by either party hereto, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

15. Costs. Each party shall bear its or his own costs, attorneys’ fees and courier fees incurred in connection with the preparation of this Agreement.

16. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA, LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY JUDGE OR JURY.

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Agreement.

18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of a claims or causes of action released herein.

19. No Representations. Each party represents that he or it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Each party has not relied upon any representations or statements made by the other which are not specifically set forth in this Agreement.

20. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21. Attorneys’ Fees. Except as provided in paragraph 5 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Company’s 1998 Stock Plan, the Restricted Stock Purchase Agreement and the Stock Option Agreement.

23. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

24. Governing. This Agreement shall be governed by the laws of the State of California, without regard for its choice of law rules.

25. Effective Date. This Agreement will become effective after it has been signed by both Parties.

26. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the negotiation, and execution of this Agreement by legal counsel of their own choice or have elected no to retain legal counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AVANEX CORPORATION

Dated:	11/21/02	By:	/s/ Walter Alessandrini
Walter Alessandrini, President and CEO

Dated:	11/21/02	By:	/s/ Paul Jiang
Paul Jiang